Robert E. Gerber (RG-6256)
FRIED, FRANK, HARRIS, SHRIVER
  & JACOBSON
(A Partnership Including
  Professional Corporations)
Attorneys for the Debtor
  and Debtor-in-Possession
One New York Plaza
New York, New York  10004
(212) 859-8000

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
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In re:                                              :
                                                    Chapter 11
   SALANT CORPORATION,                              :
                                                    Case No. 98 B 10107 (CB)
                                    Debtor.         :

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                           ORDER PURSUANT TO SECTION 1129 OF THE BANKRUPTCY
                           CODE CONFIRMING THE FIRST AMENDED CHAPTER 11
                           PLAN OF REORGANIZATION OF SALANT CORPORATION

                  Salant Corporation, the above-captioned debtor and debtor-in-possession (the "Debtor"), having proposed and filed with this Court on December 29, 1998 a plan of reorganization under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") including the exhibits annexed thereto, as amended on February 3, 1999 and as further provided in this Order (the "Plan"), and based upon all pleadings and papers filed in this chapter 11 case (the "Chapter 11 Case"), all proceedings heretofore held in this Chapter 11 Case, and the record on the Confirmation Hearing, and after due deliberation and sufficient cause appearing therefor:

                  THE COURT HAVING FOUND AND DETERMINED THAT:

A. On the Filing Date, the Debtor filed the Plan and a form of disclosure statement (the "Disclosure Statement") in accordance with sections 1121 and 1125 of the Bankruptcy Code and Rule 3016 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"). B. At the conclusion of a hearing on February 3, 1999 (the "Disclosure Statement Hearing"), at which the Debtor announced the supplementation of the Disclosure Statement and committed to make a number of additions to the Disclosure Statement, this Court entered an order, dated February 3, 1999 (the "Disclosure Statement Order"), approving the adequacy of the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code. C. Gerard J. Mucha of Morrow & Co., Inc., Cassandra Murray of Donlin, Recano & Company, and Raj Cyril of Apple Direct Mail Services, Ltd. having certified on March 25, 1999 (the "Affidavits of Service") that, pursuant to the Disclosure Statement Order (i) copies of the Plan, the Disclosure Statement, the notice to creditors or equity holders concerning voting, the confirmation hearing (the "Confirmation Hearing") and time for objecting to confirmation, and the Ballots were transmitted to holders of Claims or Interests entitled to vote on the Plan, and (ii) the notice of unimpaired status and the notice of Confirmation Hearing were transmitted to holders of Claims or Interests not entitled to vote on the Plan. D. Carol Donlin of Donlin, Recano & Company, Inc. having certified on March 25, 1999 (the "Donlin Certification") that the Debtor received the requisite acceptances both in number and amount for confirmation of the Plan as required under section 1126 of the Bankruptcy Code. E. Notice of (i) the time for objections to confirmation of the Plan and (ii) the Confirmation Hearing was given in accordance with Rule 2002(b)(2) of the Bankruptcy Rules and the Disclosure Statement Order and all applicable Bankruptcy Rules, and no further notice is required. F. Under the Plan:
                           (i) Priority  Claims (Class 1), CIT Claims (Class 2),
                  Miscellaneous Secured Claims (Class 4), and General Unsecured Claims (Class 6) were Unimpaired; they would be deemed by law to have accepted the Plan; and they thus did not have the right to vote to accept or reject the Plan.
                           (ii) Holders of Other Interests (Class 8) were Impaired and would receive nothing under the Plan; they would be deemed by law to have rejected the Plan; and they thus did not have the right to vote to accept or reject the Plan.
                           (iii) Senior Notes Claims (Class 3), PBGC Claims (Class 5), and Holders of Old Common Stock Interests (Class 7) were Impaired; would receive property under the Plan; and they thus had the right to vote to accept or reject the Plan.
G. After entry of the Disclosure Statement Order, the Debtor timely mailed copies of the Disclosure Statement, with ballots, to all members of Impaired Classes who were entitled to vote on the Plan. H. After entry of the Disclosure Statement Order, the Debtor timely mailed notice of the Confirmation Hearing to other creditors who were Unimpaired under the Plan. I. Upon the receipt and tabulation of the ballots:

     (i) 100% of Class 3 in dollar amount, and 100% in number, accepted the Plan. Class 3 accepted the Plan;

     (ii) the one and only member of Class 5, representing 100% of Class 5 in dollar amount and 100% in number, accepted the Plan. Class 5 accepted the Plan;

     (iii) 96.94% of Class 7 in amount, and 91.03% in number, accepted the Plan. Class 7 accepted the Plan.

The Plan was accordingly accepted by three impaired classes.
J. When filed, the Plan provided for two alternative treatments for holders of Senior Note Claims (Class 3). The first provided in substance that in satisfaction of the Debtor's debt obligations to holders of Senior Note Claims, they would receive the New Common Stock of the Reorganized Debtor ("Plan Treatment 1"). The second provided in substance that in satisfaction of the Debtor's debt obligations to holders of Senior Notes Claims, they would receive payment in kind ("PIK") notes ("Plan Treatment 2"). The Debtor thereafter informed the Court and parties in interest that it intended to proceed with Plan Treatment 1, and provide holders of Senior Notes Claims with New Common Stock. Accordingly, objections to confirmation of the Plan with respect to Plan Treatment 2 became moot, and there was no need or occasion to consider the confirmability of the Plan under Plan Treatment 2. K. No timely objections were filed with respect to alleged failure to comply with the requirements of Bankruptcy Code section 1129 with respect to Plan Treatment 1. However:
                           (i)  An  objection  to  confirmation   (the  "Supreme
                  Objection") was filed by Supreme International Corp. ("Supreme"). Supreme represented to the Court that it "it is in the process of acquiring" PEI, and thereafter advised the Court that it had acquired PEI, and objected to confirmation, and in particular the provision of the Plan under which the Debtor assumes the PEI Licenses. After a hearing and arguments with respect to the Supreme Objection, but before the Court announced its ruling with respect to the Supreme Objection, the Debtor and Supreme (in its own capacity and on behalf of
                  PEI) announced that they had settled and resolved their differences, and the economic terms of their settlement (the "PEI Settlement") were set forth on the record in open court on April 16, 1999, and are set forth in a Term Sheet attached to this Order as Exhibit A. In connection with the PEI Settlement, Supreme (in its own capacity and on behalf of PEI) advised the Court that it withdrew, with prejudice, all objections to confirmation of the Plan, and that it now supported confirmation of the Plan.
                           (ii) Subsequent to the objection  deadline,  on April
                  8, 1999, an objection to confirmation (the "Georgia Revenue Department Objection") was filed by the Georgia Department of Revenue (the "Georgia Revenue Department"). The Georgia Revenue Department Objection was subsequently resolved by the parties pursuant to the terms set forth below, and the Georgia Revenue Department withdrew the Georgia Revenue Department Objection.
L. Any payments made or to be made by the Debtor, by Reorganized Salant or by any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, have been approved by, or are subject to the approval of, this Court as reasonable.
                  M. The Debtor informed the Court at the Confirmation Hearing that it had agreed to, and did, modify the Plan (the "Modifications") to address desires and/or concerns of the PBGC, the Office of the United States Trustee, and the Office of the United States Attorney. The Confirmation Order sets forth these Modifications, and the Plan is accordingly modified in the manner provided in this Order. Those Modifications have been considered by the Court in determining whether the Plan should be confirmed. The Modifications do not adversely affect the rights of any party.
                  N. The Court makes the following factual findings with respect to the requirements of Bankruptcy Code section 1129:
                           (i)  Notice  of  (i)  the  time  for   objections  to
                  confirmation of the Plan and (ii) the Confirmation Hearing was given in accordance with Rule 2002(b)(2) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") and the Disclosure Statement Order and all applicable Bankruptcy Rules, and no further notice is required.
                           (ii)  The   procedures   by  which  the  Ballots  for
                  acceptance or rejection of the Plan were distributed and tabulated were fair and were properly conducted in accordance with the Disclosure Statement Order.
                           (iii) The Debtor  obtained the requisite  acceptances
                  both in number and amount for confirmation of its Plan.
                           (iv)  With  respect  to  the   requirements   of  the
                  Bankruptcy Code, including, without limitation, sections 1129(a)(1), 1122 and 1123, the Plan complies with any and all applicable provisions and requirements of the Bankruptcy Code.
                           (v) With respect to the  requirements  of  Bankruptcy
                  Code section 1129(a)(2), the Plan fully complies with any and all requirements of the Bankruptcy Code.
                           (vi) With respect to the  requirements  of Bankruptcy
                  Code section 1129(a)(3), the Plan has been proposed in good faith, and not by any means forbidden by law.
                           (vii) With respect to the  requirements of Bankruptcy
                  Code section 1129(a)(4), any payments made or to be made by the Debtor, by Reorganized Salant or by any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, have been approved by, or are subject to the approval of, this Court as reasonable.
                           (viii)     With  respect  to  the   requirements   of
                                      Bankruptcy  Code section  1129(a)(5):  (a)
                                      The Debtor has  disclosed the identity and
                                      affiliations of each of the
                           individuals  proposed to serve, after consummation of
                           the Plan,  as  directors  or officers of  Reorganized
                           Salant,  and the  appointment  to, or continuance in,
                           such  office of each such  individual  is  consistent
                           with the  interests of the  Creditors  and holders of
                           Interests and with public policy;
                                      (b) As of the Effective Date, the Board of
                           Directors of  Reorganized  Salant will consist of the
                           following  five  (5)  individuals:   Michael  Setola,
                           Talton R. Embry, Rose Peabody Lynch, G. Raymond Epson
                           and Ben Evans. Michael Setola will continue to be the
                           chairman of Reorganized  Salant's Board of Directors.
                           Each member of the Board of  Reorganized  Salant will
                           serve in  accordance  with the Amended  and  Restated
                           Certificate  of  Incorporation  and the  Amended  and
                           Restated  By-Laws of Reorganized  Salant and the laws
                           of the  State of  Delaware.  To the  extent  that the
                           individuals   comprising   the   Debtor's   Board  of
                           Directors  who  will  not  continue  to serve in such
                           capacity with Reorganized  Salant as of the Effective
                           Date  have  not  resigned  immediately  prior  to the
                           Effective Date, such  individuals  shall be deemed to
                           have  resigned  from the Debtor's  Board of Directors
                           immediately prior to the Effective Date; and
                                      (c) The Debtor has  disclosed the identity
                           of any  insider  that will be employed or retained by
                           Reorganized Salant and the nature of any compensation
                           for  such   insider.   (ix)  With   respect   to  the
                           requirements of Bankruptcy  Code section  1129(a)(6),
                           the Plan
                  does not provide for any changes in rates over which a governmental regulatory commission has jurisdiction.
                           (x) With respect to the  requirements  of  Bankruptcy
                  Code section 1129(a)(7), each holder of an Allowed Claim or Interest in an Impaired class:
                                   (a) has duly and timely accepted the Plan; or
                                      (b) will  receive or retain under the Plan
                           on account of such Claim or  Interest  property  of a
                           value,  as of the  Effective  Date,  that is not less
                           than the amount  that such  holder  would  receive or
                           retain if the Debtor were liquidated  under chapter 7
                           of the  Bankruptcy  Code.  (xi) With  respect  to the
                           requirements of Bankruptcy  Code section  1129(a)(8),
                           the
                  Court cannot find that each class of Claims or Interests has accepted the Plan, or such class is not Impaired under the Plan, but only because the Class of Other Interests (Class 8) will receive nothing under the Plan and is deemed to have rejected the Plan.
                           (xii) With respect to the  requirements of Bankruptcy
                  Code section  1129(a)(9),  the Plan  provides for treatment of
                  Administrative Expenses, Priority Tax Claims and all other Claims entitled to priority pursuant to section 507(a) of the Bankruptcy Code in the manner required.
                           (xiii)     With  respect  to  the   requirements   of
                                      Bankruptcy Code section 1129(a)(10): (a) a
                                      class of claims is Impaired under the Plan
                                      (or to be more exact, 4
                           classes are so Impaired); and
                                      (b) at least one  Class of Claims  that is
                           Impaired  under the Plan has accepted the Plan (or to
                           be  more  exact,   3  Classes   have  so   accepted),
                           determined  without  including any  acceptance of the
                           Plan  by  any  insider.  (xiv)  With  respect  to the
                           requirements of Bankruptcy Code section 1129(a)(11):
                                      (a) the  Debtor  has  de-leveraged  itself
                           considerably,  converting  approximately $105 million
                           in principal amount of debt into equity;
                                      (b) the  Debtor has  arranged  for an exit
                           financing facility with CIT (the "CIT Exit Facility")
                           pursuant to the  Post-Confirmation  Credit  Agreement
                           (as defined  below) which can  reasonably be expected
                           to provide  the Debtor  with the  working  capital it
                           will require; and
                                      (c) confirmation of the Plan is not likely
                           to be  followed by the  liquidation,  or the need for
                           further  financial  reorganization,  of the Debtor or
                           Reorganized   Salant.   (xv)  With   respect  to  the
                           requirements of Bankruptcy Code section  1129(a)(12),
                           the
                  Plan  provides  for the  payment  of all  fees  payable  under section 1930 of title 28 of the United States Code on the Effective Date of the Plan.
                           (xvi) With respect to the  requirements of Bankruptcy
                  Code section 1129(a)(13), payment of "retiree benefits" (as that term is defined in section 1114 of the Bankruptcy Code), if any, will continue after the Effective Date at the level established pursuant to section 1114 of the Bankruptcy Code, at any time prior to confirmation of the Plan, for the duration of the period the Debtor has obligated itself to provide such benefits.
     (xvii) With respect to the requirements of Bankruptcy Code section 1129(b):
(a) the Debtor, as proponent of the Plan, has requested that the Court confirm the Plan notwithstanding that the requirements of Bankruptcy Code section 1129(a)(8) have not been satisfied;
                                      (b)  the  Plan   does   not   discriminate
                           unfairly  with respect to holders of Other  Interests
                           (Class  8) who are  Impaired  under the Plan and have
                           not accepted the Plan;
                                      (c) the Plan is "fair and  equitable"  (as
                           defined in section  1129(b) of the  Bankruptcy  Code)
                           with respect to holders of Other Interests  (Class 8)
                           who are Impaired under the Plan and have not accepted
                           the Plan; and
                                      (d) all requirements of section 1129(b) of
                           the Bankruptcy Code have been satisfied.
O. All conditions to confirmation contained in Section 13.1 of the Plan have been satisfied or have been duly waived. P. All documents necessary to implement the Plan, including, without limitation, the Amended Certificate of Incorporation, the Amended and Restated By-Laws, the Stock Award and Incentive Plan, the Management Employment Agreements, the PBGC Agreement, the CIT Exit Facility and all other such relevant and necessary documents shall, upon execution, be valid, binding and enforceable agreements and not be in conflict with any federal or state law. Q. The Reorganized Salant New Common Stock is exempt from the registration requirements of the Securities Act of 1933 and relevant state securities laws or local laws under section 1145 of the Bankruptcy Code. R. Except as otherwise specifically provided in the Plan or this Order, the rights provided under the Plan shall be in complete satisfaction, discharge and release of all claims against, liabilities of, liens on, obligations of and interests in the Debtor or Reorganized Salant, or of the assets of the Debtor or Reorganized Salant, that arose before the Confirmation Date, and of any debt of a kind specified in sections 502(g), 502(h) and 502(i) of the Bankruptcy Code, whether known or unknown, in each case regardless of whether a proof of Claim or Interest is filed or is deemed filed, whether or not Allowed, and whether or not the holder of the Claim or Interest has voted on the Plan. All Claims and Interests shall forever be satisfied, discharged or released in full as of the Effective Date, and all holders of Claims or Interests shall be forever precluded from asserting against the Debtor or Reorganized Salant, or the assets of the Debtor or Reorganized Salant, any other or further liabilities, liens, obligations, or Claims based upon any act or omission, transaction or other activity or security agreement or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date, except as otherwise expressly preserved pursuant to the Plan and this Order. S. The PEI Settlement represents a reasonable exercise of business judgment by the Debtor, and is in the best interests of the Debtor's estate. Pursuant to, and to the extent provided by, the PEI Settlement, the Debtor's assumption of the PEI Licenses (which term, for purposes herein, shall be deemed to include the Settlement Agreement dated March 24, 1992 between the Debtor and PEI and the PEI Settlement) and the Debtor's reorganization under the Plan with the treatment provided to Senior Note Claims (Class 3) under Section 6.3(a)(i) of the Plan and the treatment provided to Old Common Stock Interests (Class 7) under Section 6.7(a)(i) of the Plan, and the confirmation and consummation of the Plan (including, but not limited to, the provisions providing such treatment), and the sale of assets by the Debtor during the course of this Chapter 11 Case, do not and will not give rise to any rights of PEI under the PEI Licenses based on any "change of control" provision in the PEI Licenses (as that term is defined in the PEI Licenses) or any other provision on which Supreme relied in the Supreme Objection, and such change of control and such sales of assets will not result in any forfeiture, termination or modification of any rights of the Debtor under the PEI Licenses as assumed, or any right on the part of PEI to cause any forfeiture, termination or modification. T. The execution, delivery or performance by the Debtor or Reorganized Salant, as the case may be, of the CIT Exit Facility and/or the Plan and compliance by the Debtor or Reorganized Salant, as the case may be, with the terms thereof is authorized by and does not conflict with the terms of the Plan or this Order. The financial accommodations to be extended pursuant to the CIT Exit Facility are being extended in good faith and for legitimate business purposes. In connection with confirmation of the Plan, no party objected to the terms and conditions of the CIT Exit Facility. U. The Court may properly retain jurisdiction over this Chapter 11 Case, including, without limitation (i) the right to enforce and interpret this Order and any of the orders that have been previously entered in this Chapter 11 Case, (ii) any stipulations that have been authorized and approved, (iii) to issue any order that is necessary or appropriate to implement this Order or the Plan and (iv) in accordance with
Section 14.1 of the Plan. V. All requirements for confirmation of the Plan set forth in section 1129(a), and, to the extent applicable, 1129(b), of the Bankruptcy Code have been satisfied.
                  THEREFORE, IT IS ORDERED, ADJUDGED AND DECREED that:
                  1. This Court has subject matter jurisdiction over the matter before it, the matter of confirmation of the Debtor's Plan, pursuant to 28 U.S.C. ss. 1334.
                  2. This matter is a core matter in which a Bankruptcy Judge has the power to hear and determine this matter in its entirety, pursuant to 28 U.S.C. ss. 157(b)(2)(A), in that it is a matter concerning the administration of the estate; ss. 157(b)(2)(L), in that it is a matter concerning confirmation of a plan; and ss. 157(b)(2)(O), in that it is a proceeding affecting the adjustment of the debtor-creditor or the equity security holder relationship.
                  3. All  requirements for confirmation of the Plan set forth in section 1129(a), and, to the extent applicable, 1129(b), of the Bankruptcy Code have been satisfied.
                  4. The findings of this Court as set forth above shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable to this matter by Bankruptcy Rule 9014.
                  5. The Plan, as modified on the record at the Confirmation Hearing and by this Order, be, and it hereby is (a) incorporated herein by reference as if fully set forth at length and (b) confirmed.
                  6. The PEI Settlement is approved. The Debtor is authorized and directed to take such steps as are necessary or desirable to implement the PEI Settlement, including, without limitation, the execution of definitive documentation with respect thereto.
                  7. All documents necessary to implement the Plan, including, without limitation, the Amended Certificate of Incorporation, the Amended and Restated By-Laws, the Stock Award and Incentive Plan, the Management Employment Agreements, the PBGC Agreement, the CIT Exit Facility and all other such relevant and necessary documents shall, upon execution, be valid, binding and enforceable agreements and not be in conflict with any federal or state law.
                  8. In accordance with Bankruptcy Rule 3019 and section 1127 of the Bankruptcy Code, the Modifications provided for herein and as set forth in the record of the Confirmation Hearing do not
                  (i) affect the classification of Claims against or Interests in the Debtor, (ii) constitute material modifications of the Plan, (iii) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the
         Bankruptcy Code,
                  (iv) adversely change the treatment of holders of Claims or Interests who have accepted the Plan,
                  (v) require resolicitation of acceptances or rejection from any holders of Claims against or Interests in the Debtor or
                  (vi) require that any holders be afforded an opportunity to change previously cast acceptances or rejections of the Plan.
                  9. Disclosure of the Modifications on the record of the Confirmation Hearing and of the PEI Settlement constitutes due and sufficient notice thereof under the circumstances of this Chapter 11 Case. Therefore, the Plan, as amended by the Modifications, is deemed accepted by the holders of Claims and Interests who have previously accepted the Plan, and all references to the Plan contained in this Order shall be to the Plan as modified in this Order.
                  10.      Fed. R. Bankr. P. 7062 shall not apply to this Order.
                  11. Section 12.3 of the Plan be, and it hereby is, modified by adding the following phrase to the end of Section 12.3:

                               provided,  however,  that nothing in this Section
                               12.3 of the Plan shall effect a release in favor of the Debtor or any other person with respect to any debt owed to the United States government, any state, city or municipality, (a) for any liability of the Debtor or such other person arising under (i) the Internal Revenue Code, or any state, city or municipality tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality, or (b) for any liability of the Debtor or such other person that arose on or after the Confirmation Date and through the Effective Date.
                  12. Section 6.5 of the Plan be, and it hereby is, modified by deleting the existing Section 6.5(b) of the Plan and substituting the following:

                               Incorporation of PBGC Agreement. The terms of the PBGC Agreement shall be deemed to be part of the Plan.
     13. As provided for under the Plan and without in any way limiting the provisions of the Plan:

                           (i) The Debtor, Reorganized Salant and all parties in interest herein be, and they hereby are, authorized, empowered and directed to issue all securities under the Plan, including, without limitation, the New Common Stock.

                           (ii) Pursuant to section 1145 of the Bankruptcy Code the issuance of all securities under the Plan, including the New Common Stock, are exempt from the registration requirements of the Securities Act of 1933 and any state or local laws.

                          (iii) As of the Effective Date, Reorganized Salant will adopt the Stock Award and Incentive Plan. Pursuant to the Stock Award and Incentive Plan, Reorganized Salant will be authorized to grant to its senior management, other key employees and nonemployee Directors shares of, and options to acquire shares of, New Common Stock.

     (iv) Except as otherwise specifically provided by the Plan or this Order, the confirmation of the Plan (subject to the occurrence of the Effective Date) shall discharge and release the Debtor, Reorganized Salant, their successors and assigns and their respective assets and properties from any debt, charge, Cause of Action, liability, encumbrances, security interest, Claim, Interest, or other cause of action of any kind, nature or description (including, but not limited to, any claim of successor liability) that arose before the Confirmation Date, and any debt of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim is filed or is deemed filed, whether or not such Claim is Allowed, and whether or not the Holder of such Claim has accepted the Plan.

     (v) Without in any way limiting the generality of the immediately proceeding paragraph, except as otherwise specifically provided by the Plan, the distributions and rights that are provided in the Plan to Class 3 (Senior Note Claims), Class 5 (PBGC Claims) and Class 7 (Old Common Stock Interests) shall be in complete satisfaction, discharge and release, effective as of the Effective Date of (i) all Claims and Causes of Action against, liabilities of, liens on, charges, encumbrances, security interests, obligations of and Interests in the Debtor, Reorganized Salant, or the direct or indirect assets and properties of the Debtor or Reorganized Salant, whether known or unknown, and (ii) all Causes of Action, whether known or unknown, either directly or derivatively through the Debtor or Reorganized Salant, against successors and assigns of the Debtor, present and former Affiliates of the Debtor, and its partners, directors, officers, agents, attorneys, advisors, financial advisors, investment bankers, independent accountants, employees of the Debtor and its Affiliates and any Affiliate of any of the foregoing, and Magten, and its attorneys, advisors, and financial advisors, based on the same subject matter as any Claim or Interest, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the Holder of the Claim or Interest voted to accept or reject the Plan.

     (vi) Without in any way limiting the generality of the foregoing, except as otherwise specifically provided by the Plan, any Holder of a Claim in Class 3 (Senior Note Claims), Class 5 (PBGC Claims) or Class 7 (Old Common Stock Interests) accepting any distribution pursuant to this Plan shall be presumed conclusively to have released the Debtor, Reorganized Salant, successors and assigns of the Debtor, the present and former Affiliates of the Debtor, directors, officers, agents, attorneys, independent accountants, advisors, financial advisors, investment bankers and employees of the Debtor and its Affiliates, and any Entity claimed to be liable derivatively through any of the foregoing, from any Cause of Action based on the same subject matter as the Claim on which the distribution is received. The release described in the preceding sentence shall be enforceable as a matter of contract against any Entity that accepts any distribution pursuant to the Plan.

                         (vii) Without in any way limiting Section 12.2 of the Plan, all injunctions or stays entered in the Chapter 11 Case and existing immediately prior to the Confirmation Date shall remain in full force and effect until the Effective Date.

     (viii) Except as otherwise set forth in paragraph 19 below, the satisfaction, release and discharge pursuant to Section 12 of the Plan and this Order, shall act as an injunction against any Entity commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim or Cause of Action satisfied, released or discharged under the Plan. The injunction, discharge and releases described in Section 12 of the Plan and this Order shall apply regardless of whether or not a proof of Claim or Interest based on any Claim, debt, liability or Interests is filed or whether or not a Claim or Interest based on such Claim, debt, liability or Interest is Allowed, or whether or not such Entity voted to accept or reject this Plan.

     (ix)  Except for  paragraph  19  hereof,  notwithstanding  anything  to the contrary contained in the Plan or this Order in consideration of the distributions under the Plan, upon the Effective Date, each holder of a Claim or Interest shall be deemed to have released the Debtor, Reorganized Salant or its directors, officers, agents, attorneys, independent accountants, advisors, financial advisors, investment bankers, and employees (as applicable) employed by the Debtor from and after the Filing Date and Magten and its attorneys, advisors and financial advisors employed by Magten from and after the Filing Date from any and all Causes of Action (other than the right to enforce the Debtor's obligations under the Plan and the right to pursue a Claim based on any willful misconduct) arising out of actions or omissions during the administration of the Debtor's estate; provided, however, that nothing in
                                -------- -------
     Section 12.3 of the Plan or this Order shall effect a release in favor of the Debtor or any other person with respect to any debt owed to the United States government, any state, city or municipality, (a) for any liability of the Debtor or such other person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality, or (b) for any liability of the Debtor or such other person that arose on or after the Confirmation Date and through the Effective Date.

     (x) The classification and the manner of satisfying all Claims under the Plan takes into consideration the possible existence of any alleged guaranties by the Debtor of obligations of any Entity or Entities, and that the Debtor may be a joint obligor with another Entity or Entities with respect to the same obligation. All Claims against the Debtor based upon any such guaranties shall be satisfied, discharged and released in the manner provided in the Plan and the Holders of Claims shall be entitled to only one distribution with respect to any given obligation of the Debtor.

     (xi) Except as expressly provided for in the Plan, to the fullest extent permitted by applicable law, all Claims against and Interests in the Debtor, and all rights and Claims between or among Holders of Claims and Interests relating in any manner whatsoever to Claims against or Interests in the Debtor, based on any contractual, legal or equitable subordination rights, shall be terminated on the Effective Date and discharged in the manner provided in the Plan, and all such Claims, Interests and rights so based and all such contractual, legal and equitable subordination rights to which any Entity may be entitled shall be irrevocably waived by the acceptance by such Entity (or, unless this Order provides otherwise, the Class of which such Entity is a member) of the Plan or of any distribution pursuant to the Plan. Except as otherwise provided in the Plan and to the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims or Interests under the Plan shall not be subject to levy, garnishment, attachment or like legal process by any Holder of a Claim or Interest by reason of any contractual, legal or equitable subordination rights, so that, notwithstanding any such contractual, legal or equitable subordination, each Holder of a Claim or Interest shall have and receive the benefit of the rights and distributions set forth in the Plan.

     (xii) Pursuant to Bankruptcy Rule 9019 and any applicable state law and as consideration for the distributions and other benefits provided under the Plan, the provisions of Section 12.4(b) of the Plan shall constitute a good faith compromise and settlement of any Causes of Action relating to the matters described in the Section 12.4(b) which could be brought by any Holder of a Claim or Interest against or involving another Holder of a Claim or Interest, which compromise and settlement is in the best interests of Holders of Claims and Interests and is fair, equitable and reasonable. This settlement shall be approved by the Bankruptcy Court as a settlement of all such Causes of Action. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state law, including, without limitation, the laws of the States of New York and Delaware, given and made after due notice and opportunity for hearing, and shall bar any such Cause of Action by any Holder of a Claim or Interest against or involving another Holder of a Claim or Interest.

                         (xiii) In accordance with sections 1123(a)(5) and 1141 of the Bankruptcy Code, on the Effective Date, title to all property of the Debtor's estate shall pass to Reorganized Salant free and clear of all Claims and Interests (except as otherwise provided in the Plan), confirmation of the Plan shall be binding, and the Debtor shall be discharged as provided in section 1141 of the Bankruptcy Code.

                         (xiv) All key employment agreements, including but not limited to the Management Employment Agreements shall be, and hereby are, approved by the Court, including any and all such agreements negotiated and entered into between the Debtor and any individual after the filing of the petition and during the Chapter 11 Case.

                           (xv) Any executory contract or unexpired lease that has not been rejected by the Debtor with this Court's approval on or prior to the Effective Date shall be deemed to have been assumed by the Debtor on the Effective Date unless there is then pending before this Court a motion to reject such executory contract or unexpired lease.

                         (xvi) On the Effective Date, all Old Common Stock Interests will be canceled and extinguished and the holder of an Allowed Interest in Class 7 shall be entitled to receive, in lieu thereof, New Common Stock in accordance with the Plan.

                         (xvii) The business and assets of the Debtor shall remain subject to the jurisdiction of this Court until the Effective Date. From and after the Effective Date, this Court shall retain and have exclusive jurisdiction as set forth in Section 14.1 of the Plan.
                  14. The Debtor, Reorganized Salant and all parties in interest herein be, and they hereby are, authorized, empowered and directed forthwith to take any and all actions, and to execute any and all documents, necessary to implement the provisions of the Plan and the PEI Settlement, including, without limitation, the execution, delivery and performance of all loan documents, agreements and instruments related to the CIT Exit Facility (collectively, the "Post-Confirmation Credit Agreement"), the Registration Rights Agreement, the Stock Award and Incentive Plan, the Management Employment Agreements and the PBGC Agreement and to execute, deliver and file (as appropriate) all documents and take all actions provided in or contemplated by any of the same to accomplish the intent of same. All such actions taken or caused to be taken shall be deemed to have been authorized and approved by this Court and shall be deemed effective pursuant to applicable law including section 303 of the Delaware General Corporation Law and without any requirement of further action by stockholders or directors of the Debtor. Each of such documents and agreements will, upon execution, be valid, binding and enforceable against the Debtor and any other person who is a party thereto, and is entered into for good and valuable consideration, including the benefits of the Plan.
                  15. Without the need for a further Order or authorization of this Court, the Debtor is authorized and empowered to make modifications to the documents filed with the Court or admitted in the evidentiary record at the Confirmation Hearing in their reasonable business judgment as may be necessary, including, but not limited to, the Registration Rights Agreement, the Stock Award and Incentive Plan, the Management Employment Agreements, and the PBGC Agreement.
                  16. On the Effective Date, the Debtor's existing Certificate of Incorporation and By-laws shall be, and they hereby are, amended and restated in accordance with the terms thereof and any rights or obligations that may have been created under either of them are hereby subject to the release and discharge provisions of this Order.
                  17. On the Effective Date, the Debtor's Shareholder Rights Plan between the Debtor and Chase Manhattan Bank, N.A., as rights agent, dated December 8, 1987, as amended, be, and it hereby is, terminated and canceled and any rights (including the Rights outstanding under such Rights Plan) or obligations created by such agreement be, and they hereby are, extinguished in their entirety.
                  18. As of the Effective Date, the obligations under the CIT Exit Facility, if consummated, shall constitute legal, valid, binding and authorized obligations of the respective parties thereto, enforceable in accordance with their terms.
                  19. In accordance with Section 6.2(a)(iii) of the Plan, upon the CIT Exit Facility becoming effective, the Debtor and CIT agree that the treatment of CIT under the Plan shall be as set forth in the documents evidencing the CIT Exit Facility. Notwithstanding anything contained in this Order (including, without limitation, in Sections 12 (viii) and (ix)) or in Sections 6.2 or 12 or any other provision of the Plan, the Credit Agreement between the Debtor and CIT and the obligations of the Debtor to CIT thereunder, and the liens, security interests and mortgages on the Debtor's property heretofore granted to CIT, and all UCC financing statements and mortgages heretofore filed to perfect or record any such liens, security interests or mortgages, or which otherwise are deemed perfected pursuant to prior Orders of this Court, shall not be deemed terminated, discharged, satisfied or released as of the Effective Date or thereafter and shall, without any further act, continue in full force and effect subject to, and in accordance with, the terms and conditions of the CIT Exit Facility.
                  20. The execution, delivery or performance by the Debtor or Reorganized Salant, as the case may be, of its obligations under the CIT Exit Facility and/or the Plan, and compliance by the Debtor or Reorganized Salant, as the case may be, with the terms thereof, is authorized by and does not conflict with the terms of this Order. The financial accommodations to be extended pursuant to the CIT Exit Facility are being extended in good faith and for legitimate business purposes.
                  21. On the Effective Date, the Senior Notes, the Old Common Stock, and any rights, options, warrants, calls, commitments, contractual or otherwise, obligating the Debtor to issue, transfer or sell any shares of Old Common Stock or any other capital stock or the Debtor shall be canceled. Pursuant to Section 9.6 of the Plan, and, subject to the occurrence of the Effective Date, the Indenture, the Senior Notes and the Security documents (as defined below) shall (except as specifically provided for in the Plan) be deemed canceled, terminated and of no further force or effect and any and all liens, security interests and mortgages in or on property of the Debtor or any affiliate of the Debtor that the Trustee or the holders of Senior Note Claims may have pursuant to the Indenture or any documents granting a lien, security interest or mortgage to secure the obligations arising in connection with the Indenture or any agreements relating thereto (the "Security Documents") shall be deemed released, and the Debtor or Reorganized Salant shall execute and deliver any documents reasonably requested by the Trustee to effectuate the cancellation of the Indenture, the Senior Notes and the Security Documents and the Trustee is authorized and directed to execute and deliver any documents reasonably necessary to effectuate the cancellation of the Indenture, the Senior Notes and the Security Documents and to release such liens, security interests and mortgages.
                  22. On the Effective Date, the Debtor is hereby authorized and directed to pay the Indenture Trustee all fees and expenses due to it under
Section 7.07 of the Indenture and Section 2.1 of the Plan.
                  23. On the Effective Date, the Debtor is hereby authorized and directed to pay to the Georgia Revenue Department cash in the amount of its Allowed Priority Tax Claim (as defined in the Plan), and such payment to the Georgia Revenue Department shall be in full satisfaction and release of all prepetition claims the Georgia Revenue Department has or may have against the Debtor.
                  24. All distributions of cash, securities or other consideration required to be made by Reorganized Salant pursuant to the Plan shall be made within such time as provided by the Plan and all such distributions shall be timely and proper if mailed by first class mail on or before the distribution dates set forth in the Plan to the last known address of the person or entity entitled thereto.
                  25. The record date for distributions under the Plan be, and it hereby is, the date of entry of this Order.
                  26. The Debtor or Reorganized Salant, as the case may be, is authorized and empowered to retain, without further order of the Court, one or more exchange, disbursing or similar agents with respect to the distributions to be made under the Plan.
                  27. Notwithstanding anything in this Order to the contrary, the rights of the plaintiffs in the Rodriguez-Olvera Action shall be as set forth in this Court's order, dated March 15, 1999, pursuant to section 362(d) of the Bankruptcy Code and Bankruptcy Rule 9006(b) (i) partially modifying the automatic stay and (ii) enlarging the time within which to file notice of removal.
                  28. This Court hereby retains exclusive jurisdiction over this Chapter 11 Case, including, without limitation, (i) to enforce and interpret this Order and any of the orders that have been previously entered in this Chapter 11 Case, (ii) to enforce and interpret any stipulations that have been authorized and approved, (iii) to issue any order that is necessary or appropriate to implement this Order or the Plan, and (iv) in accordance with
Section 14.1 of the Plan.
                  29. Pursuant to the PEI Settlement, the objection of Supreme has been withdrawn, and unless withdrawn with prejudice, all other objections to confirmation of the Plan, be, and the same hereby are, denied.
                  30. All applications by professionals for compensation or reimbursement of expenses pursuant to sections 330 and 503(b)(4) of the Bankruptcy Code, or by a party in interest pursuant to section 503(b)(3)(D), shall be filed with this Court on or before May 28, 1999. All applications for final allowances of compensation and reimbursement of expenses pursuant to sections 330 and 503(b) of the Bankruptcy Code in connection with the Chapter 11 Case for all periods prior to and including the Confirmation Date shall be filed with this Court and served upon (a) Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 (Attn.: Robert E. Gerber, Esq.), attorneys for the Debtor; and (b) the Office of the United States Trustee, 33 Whitehall Street New York, New York 10004 (Attn.: Carolyn Schwartz, Esq.) by no later than 4:30 p.m., Eastern Standard Time, on May 28, 1999. Objections, if any, to such final applications shall be filed with this Court and served upon
(a) Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 (Attn.: Robert E. Gerber, Esq.), attorneys for the Debtor; and (b) the Office of the United States Trustee, 33 Whitehall Street, New York, New York 10004 (Attn.: Carolyn Schwartz, Esq.) by no later than 4:30 p.m., Eastern Standard time, on June 18, 1999.
                  31. Within 10 days after entry of this Order, or within such further time as this Court may allow, the Debtor shall, as provided in Bankruptcy Rule 2002(f)(7) and in accordance with Bankruptcy Rule 2002(l), cause to be published one time in The Wall Street Journal (National Edition) a copy of a notice of entry of this Order in the form annexed hereto as Exhibit B.


Dated:       New York, New York
             April 16, 1999



                                           /s/ Cornelius Blackshear
                                           The Honorable Cornelius Blackshear
                                           United States Bankruptcy Judge
239865

                                    EXHIBIT A

                  Terms of Proposed Compromise and Settlement
            between Salant Corporation and its affiliates ("Salant")
             and Supreme International Corporation ("Supreme") and
            Perry Ellis International, Inc. ("PEI") (Supreme and PEI
            and each of their respective affiliates are hereinafter
                   referred collectively to as "Supreme-PEI")


A. Salant shall return to PEI the license to sell Perry Ellis products in Puerto Rico, the U.S. Virgin Islands and Guam.

B. Salant shall return to PEI the license to sell Perry Ellis products in Canada; provided, that, Salant shall retain the right to sell its existing inventory under such license through January 31, 2000.

C. Salant's license to manufacture, sell and distribute Perry Ellis Portfolio pants shall be modified and amended to provide that with respect to regular price sales of Perry Ellis Portfolio pants (which shall include all sales to department stores and sales to other retailers at full price) only in excess of the net amount of $15,000,000 annually, the royalty rate due PEI under the license with respect to such regular price sales of Perry Ellis Portfolio pants in excess of the net amount of $15,000,000 shall be increased to 5%.

D. Salant will provide Supreme-PEI with an option to take over any real estate lease on retail stores that Salant intends to close, subject to applicable landlord consent and/or court approval with respect to such assignment to Supreme-PEI; provided, however, that Salant shall be released and indemnified by Supreme-PEI with respect to all claims, obligations and liabilities with respect to such assigned leases, which arise after the dates on which Supreme-PEI assumes such leases.

E. With respect to Salant's current sublicense to manufacture, sell and distribute Perry Ellis America brand sportswear dated June 17, 1998 with Aris Industries, Inc. ("Aris"), Salant will assign such sublicense to PEI. Supreme-PEI will have sole and exclusive responsibility for obtaining all necessary consents, if any, from Aris with respect to Salant's assignment of the sublicense to Supreme-PEI.

     F. With respect to annual sales of Perry Ellis America brand sportswear for each of the calendar years 1999 and 2000, regardless of whether such sales are
(i) under the sublicense agreement with Aris, (ii) under any other sublicense agreement with any entity, or (iii) made directly by Supreme-PEI, Salant shall continue to receive 50% of the royalties payable each year in respect of such sales; provided, that,
                                  -------- ----
     such royalty payments to Salant shall be computed at the rates set forth in the sublicense agreement with Aris and shall not exceed $400,000 in any such year. Unless and until the sublicense agreement with Aris is terminated, for each of the calendar years 2001, 2002, 2003, 2004 and 2005, Salant shall be entitled to the annual royalty payments provided above up to the maximum of $400,000 per year. If subsequent to January 1, 2001, the Aris sublicense is terminated during or prior to the end of a calendar year, then the maximum amount of royalties due Salant for such calendar year shall be as set forth below:

         Year                       Maximum Royalty Amount
         ----                       ----------------------
         2001                       $350,000
         2002                       $300,000
         2003                       $250,000
         2004                       $200,000
         2005                       $200,000

         All royalty payments due Salant shall be due and payable on the terms and conditions set forth in the sublicense agreement with Aris. Other than with respect to accrued and unpaid royalty payments, subsequent to December 31, 2005, Salant's rights with respect to the Perry Ellis America brand sportswear shall terminate.

G. Supreme-PEI agrees that so long as the PEI License Agreements (as hereinafter defined) are in effect, any and all exploitation of the Perry Ellis America brand by Supreme-PEI of every kind and nature whatsoever, including, without limitation, any and all exploitation pursuant to licenses and sublicenses of the Perry Ellis America brand, shall be subject to and conditioned upon and all such licenses and sublicenses shall contain the identical limitations and restrictions that are currently set forth in the sublicense agreement with Aris.

H. The parties agree that the following amounts are due and owing under Salant's license agreements with PEI (the "PEI License Agreements"):

         a.       $287,886 Advertising for 1998
         b.       $331,831 Excess royalty for 4th quarter 1998
         c.       $       375       Invoiced February 18, 1999 for spring
                                    advertising books
         d.       $  56,579         Invoiced March 29, 1999 for balance of
                                    March 1999 MAGIC costs
         e.       $(   2,873)       Overpayment by Salant on January 25, 1999

         Total    $673,798

         These amounts will be paid to PEI on the later of (i) the Effective Date of the First Amended Chapter 11 Plan of Reorganization for Salant Corporation, dated February 3, 1999 (the "Plan") and (ii) the due date with respect to such amounts.

I. In consideration of the value provided to Supreme-PEI hereunder, Supreme-PEI (i) agrees and acknowledges that the sales of businesses made by Salant during the course of Salant's Chapter 11 case do not violate any term of the PEI License Agreements and do not give rise to any right to terminate the PEI License Agreements, and (ii) consents to the change in control arising from the conversion of debt into equity under the Plan and accordingly, acknowledges that such change in control does not give rise to any rights that may arise under the PEI License Agreements or otherwise by reason of such change in control, including, without limitation, any right to terminate the PEI License Agreements.

J. It is understood and agreed by Salant that (i) the consent in paragraph I above is limited solely to the change in control contemplated by the conversion of debt into equity under the Plan and shall not constitute a consent to any subsequent change in control and (ii) the agreements in paragraph I above shall be without prejudice to any rights or positions of Supreme-PEI under the PEI License Agreements with respect to any matters other than those outlined above.

K. Supreme-PEI shall withdraw with prejudice all objections to and support confirmation of the Plan and the entry of a confirmation order on April 16, 1999.

L. The parties will jointly seek authorization and approval of this settlement by the Bankruptcy Court on April 16, 1999.

M. The parties shall issue on April 16, 1999 a mutually agreeable, enthusiastic and congratulatory joint press release announcing the resolution of all open issues and the launch of their efforts as trading partners.

N. The parties agree to execute and deliver such agreements and other documents and take all such other actions as may be necessary to effect and complete the transactions contemplated herein.

                                    EXHIBIT B

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW YORK



In re:                                             )  Chapter 11
                                                   )
     SALANT CORPORATION,                           )  Case No. 98 B 10107(CB)
                                                   )
                           Debtor.                 )

               NOTICE OF ENTRY OF ORDER CONFIRMING THE CHAPTER 11
                  PLAN OF REORGANIZATION OF SALANT CORPORATION

--------------------------------------------------------------------------------

TO ALL CREDITORS, INTEREST HOLDERS AND OTHER PARTIES IN INTEREST IN THE ABOVE-CAPTIONED CASE:

PLEASE TAKE NOTICE that an order (the "Confirmation Order") confirming the chapter 11 plan of Salant Corporation was signed by the Honorable Cornelius Blackshear, United States Bankruptcy Judge, on the day of April, 1999, and duly entered and filed in the office of the Clerk of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

PLEASE TAKE FURTHER NOTICE that the Confirmation Order is available for inspection in the office of the Clerk of the Bankruptcy Court at the United States Bankruptcy Court, Alexander Hamilton Custom House, One Bowling Green, New York, New York 10004, Alexander Hamilton Customs House, One Bowling Green, New York, New York 10004, and may also be procured through the Bankruptcy Court's internet website at www.nysb.uscourts.gov.

Dated:  April __, 1999
                                            BY ORDER OF THE BANKRUPTCY COURT


                         United States Bankruptcy Judge


FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
(A Partnership Including Professional Corporations)
Counsel for Debtor and Debtor-in-Possession
One New York Plaza
New York, New York  10004-1980
Attn:  Brad Eric Scheler, Esq.
(212) 859-8000